Exhibit 10.32

Execution copy

Dated May 26, 2003

SHURGARD STORAGE CENTERS INC.

and

SHURGARD SELF STORAGE SCA

AMENDMENT 1

TO THE SUBSCRIPTION AGREEMENT DATED MAY 27, 2002 WITH

RESPECT TO SECURITIES TO BE ISSUED BY SHURGARD SELF

STORAGE SCA

Linklaters De Bandt

Rue Brederode 13

B - 1000 Brussels

Telephone (32-2) 501 94 11

Facsimile (32-2) 501 94 94

AMENDMENT 1 TO THE SUBSCRIPTION AGREEMENT

BETWEEN:	(1)	Shurgard Storage Centers Inc., a company organized and existing under the laws of Washington, having its registered office at Valley Street 1155, Suite 400, 98109 Seattle WA, USA,

		represented for the purposes of this Subscription Agreement by Harrell L. Beck,

		hereinafter referred to as the “Subscriber”;

AND:	(2)	Shurgard Self Storage SCA, a company organized and existing under the laws of Belgium, having its registered office at Quai du Commerce/Handelskaai 48, 1000 Brussels, Belgium,

		represented for the purposes of this Subscription Agreement by European Self Storage SA represented by Patrick Metdepenninghen,

		hereinafter referred to as the “Issuer”;

		The Subscriber and the Issuer are hereafter together also referred to as the “Parties” and individually as a “Party”.

WHEREAS

(A)	On May 27, 2002 the Parties entered into a subscription agreement with respect to securities to be issued by Shurgard Self Storage SCA (hereafter the “Subscription Agreement”).

(B)	The Parties wish to modify and amend the Subscription Agreement by entering into the present amendment agreement (the “Amendment”).

NOW, THEREFORE, the parties have agreed as follows:

1	Modification of the amounts of the Final Commitment

The Parties agree to reduce the maximum amounts of the Final Commitment, as defined in Clause 2.2 of the Subscription Agreement (i.e., USD 75,000,000) by USD 13,000,000 to USD 62,000,000.

2	Modification of the definition of Bonds in the Terms and Conditions

The Parties agree to replace Clause 11 of Annex 1 (Terms and Conditions) to the Subscription Agreement by the following text:

“If the Issuer Issues at least 40,000 Bonds (not including Additional Bonds) within 12 months of the date of the Subscription Agreement, the Issuer has the option of increasing the principal amount of the aggregate Bonds up to an amount of maximum USD 62,000,000 through the Issuance of up to an additional 12,000 Bonds.”

3.	Miscellaneous

3.1	Definitions

Except if explicitly provided otherwise in this Amendment, the defined terms used in this Amendment shall have the same meaning as in the Subscription Agreement.

3.2	No other modifications

Except as set forth above in this Amendment, the terms, conditions and agreements set forth in the Subscription Agreement and its Annexes shall continue to be in full force and effect.

3.3	Applicable Law and Choice of Forum

This Amendment shall be governed by Belgian law.

Any dispute arising out of or in connection with this Amendment shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the “Centre Belge pour I’Etude et la Pratique de I’arbitrage national et International” (“CEPANI”), as in force on the Date of this agreement, by three arbitrators appointed in accordance with said rules.

The place of arbitration shall be Brussels, Belgium, or such other place as the Parties may agree upon. The language of the arbitration shall be English.

The arbitrators’ award shall be final and binding upon the Parties, and the Parties shall carry out its terms properly.

Done in Brussels, on May 26, 2003, in two originals. Each party acknowledges receipt of its own original.

Shurgard Storage Centers Inc.:	Shurgard Self Storage SCA:

/s/ Harrell L. Beck	[ILLEGIBLE]
Name: Harrell L. Beck	Name:	European Self Storage SA,
Title: CFO	Title:	Executive General Manager
represented by,
	Name:	Patrick Metdepenninghen
	Title:	Permanent representative

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